FOR IMMEDIATE RELEASE

SAFLINK® CORP. REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

Revenue for the Quarter Up 163% Sequentially and 216% Year-Over-Year

BELLEVUE, WA - (November 11, 2004) - SAFLINK® Corporation (NASDAQ: SFLK), a leading developer, marketer, and integrator of biometric security solutions and smart cards, today reported its financial results for its third quarter ended September 30, 2004.

On August 6, 2004, SAFLINK completed its acquisition of SSP-Litronic, which formally changed its name to Litronic, Inc., a wholly-owned subsidiary of SAFLINK. The following financial results for the third quarter include approximately two months of Litronic operations from the date of acquisition to September 30, 2004. Additionally, Litronic assets and liabilities are included in the SAFLINK consolidated balance sheet as of September 30, 2004.

Revenue for the third quarter of 2004 was $2.4 million, compared to $918,000 for the second quarter of 2004 and $763,000 for the third quarter of 2003. The Company reported a net loss attributable to common stockholders of $7.2 million, or $0.12 per share, in the third quarter of 2004, which included a $2.2 million non-cash charge related to the modification of warrants in connection with our special warrant offer in July of this year. This is compared to a net loss attributable to common stockholders of $2.4 million, or $0.07 per share, in the second quarter of 2004, and a net loss attributable to common stockholders of $2.5 million, or $0.09 per share, in the third quarter of 2003.

Non-GAAP operating loss for the third quarter of 2004 was $4.1 million, which excludes certain non-cash charges such as the amortization of intangibles and stock-based compensation expense. This compared to a non-GAAP operating loss of $2.4 million for the third quarter of 2003. SAFLINK believes that supplementary disclosure regarding non-GAAP operating results assists in comparing current operating results with those of past periods. A reconciliation of non-GAAP operating loss and non-GAAP net loss attributable to common stockholders to reported GAAP operating loss and net loss attributable to common stockholders is provided below.

“The third quarter was marked by two important strategic events for SAFLINK,” said Glenn Argenbright, SAFLINK President and CEO. “First, we closed on our important merger with SSP-Litronic, which we believe was a major move to round out our Identity Assurance Management™ product suite and to solidify our position and breadth of offerings on several major government programs. Second, we secured a position on a Homeland Security project to supply security software and hardware at selected ports and airports across the country - which, over the next couple quarters, could impact as many as 150,000 users.” Argenbright added, “We believe our involvement in such programs is primarily a result of our continued leadership in technology standards circles, as well as the strategic acquisitions we have made over the past year that have enhanced or broadened our core technology offerings.”

The Company will hold a conference call to discuss financial results today at 5:00 PM EST. The Company may provide forward-looking information on this call. To listen to the conference, please call 1-800-322-0079 (international callers dial 973-935-2100). A recording of the call will be available on the Investors page of the Company’s web site for ten business days after the call.

About SAFLINK
SAFLINK Corporation offers biometric security and smart card solutions that protect intellectual property, secure information assets, and eliminate passwords. SAFLINK’s software provides Identity Assurance Management™, allowing administrators to verify identity and control access to computer networks, physical facilities, applications, and time and attendance systems.

Litronic, a wholly-owned subsidiary of SAFLINK and global provider of secure identity management and information assurance products for the government and commercial markets, offers protection for popular applications such as e-mail, instant messaging, web transactions, and individual files. For more information, please visit http://www.saflink.com or call 800-762-9595.

NOTE: “SAFLINK,” “SAFsolution,” and “The Power of Biometric Authentication” are registered trademarks of SAFLINK Corporation. “Protecting your enterprise through secure authentication” is a trademark of SAFLINK Corporation.

This release contains information about management’s view of the company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with government programs and contracts, which are often non-standard and may be subject to cancellation without penalty and may produce volatility in earnings and revenue, the company’s financial condition, its ability to complete new sales contracts entered into this quarter, its ability to convert any backlog or potential sales opportunities into definitive agreements and revenue-producing relationships, the possibility that the merger with SSP-Litronic could disrupt the company’s business because of problems combining certain aspects of the companies and diversion of management’s attention from it core business, the failure of the combined company to retain key employees, the failure of the combined company to manage the cost of integrating the businesses and assets of SSP-Litronic, the combined company’s ability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, SAFLINK’s ability to sell its products, its ability to compete with competitors and the growth of the biometrics market as well as other factors that are discussed in the company’s Annual Report on Form 10-K, as well as other documents periodically filed with the Securities and Exchange Commission.

SAFLINK COMPANY CONTACT:
SAFLINK Corporation
Thomas Doggett, Director of Marketing
(800) 762-9595
tdoggett@saflink.com

INVESTOR RELATIONS CONTACT
Todd Kehrli
(626) 395-9500
 todd@mkr-group.com

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SAFLINK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenue:
Product	$1,924	$331	$2,872	$688
Service	487	432	1,259	839
Total revenue	2,411	763	4,131	1,527

Cost of revenue:
Product	851	125	1,453	216
Service	311	175	764	338
Amortization of intangibles	463	-	557	-
Total cost of revenue	1,625	300	2,774	554

Gross profit	786	463	1,357	973

Operating expenses:
Product development	1,657	687	3,353	1,873
Sales and marketing	2,130	1,288	4,996	3,639
General and administrative	1,606	879	3,785	2,705
Amortization of intangibles	30	-	58	-
Stock-based compensation	380	106	399	661
Total operating expenses	5,803	2,960	12,591	8,878

Operating loss	(5,017)	(2,497)	(11,234)	(7,905)

Interest expense	(22)	(6)	(23)	(11)
Other income, net	73	20	107	51
Change in fair value of outstanding warrants	(29)	-	1,808	-

Loss before income taxes	(4,995)	(2,483)	(9,342)	(7,865)

Income tax provision	12	-	38	-

Net loss	(5,007)	(2,483)	(9,380)	(7,865)

Modification of outstanding equity instruments	(2,167)	-	(2,167)	-

Net loss attributable to common stockholders	$(7,174)	$(2,483)	$(11,547)	$(7,865)

Basic and diluted loss per common share	$(0.12)	$(0.09)	$(0.28)	$(0.31)
Weighted average number of common shares outstanding	60,202	26,936	40,574	24,980

SAFLINK CORPORATION
Supplemental Non-GAAP Information
(Unaudited)
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Operating loss	$(5,017)	$(2,497)	$(11,234)	$(7,905)
Adjustments to reconcile operating loss in the
financial statements to non-GAAP operating loss:
Amortization of intangibles - cost of sales	463	-	557	-
Amortization of intangibles - general and administrative	30	-	58	-
Stock-based compensation	380	106	399	661

Non-GAAP operating loss	$(4,144)	$(2,391)	$(10,220)	$(7,244)

Net loss attributable to common stockholders	$(7,174)	$(2,483)	$(11,547)	$(7,865)
Adjustments to reconcile net loss attributable to
common shareholders in the financial statements
to non-GAAP net loss attributable to common
stockholders:
Amortization of intangibles - cost of sales	463	-	557	-
Amortization of intangibles - general and administrative	30	-	58	-
Stock-based compensation	380	106	399	661
Change in fair value of outstanding warrants	29	-	(1,808)	-
Modification of outstanding equity instruments	2,167	-	2,167	-
Deferred income tax associated with acquisition	12	-	38	-
Non-GAAP net loss attributable to common stockholders	$(4,093)	$(2,377)	$(10,136)	$(7,204)

Non-GAAP net loss attributable to common stockholders	$(0.07)	$(0.09)	$(0.25)	$(0.29)
Weighted average number of common shares outstanding	60,202	26,936	40,574	24,980

Statement Regarding Non-GAAP Disclosures:

To supplement the information that is presented in accordance with U.S. generally accepted accounting principles (GAAP), in our historical information for the period presented in the press release and conference call, we provide certain non-GAAP financial measures that exclude from the directly comparable GAAP measures certain non-cash charges including amortization of intangibles and stock-based compensation expense.  We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance by reconciling more closely the actual cash expenses of the Company in its operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

SAFLINK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS	September 30, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$26,559	$7,099
Accounts receivable, net	1,955	610
Inventory	599	295
Other current assets	1,436	454
Total current assets	30,549	8,458

Furniture and equipment, net	1,079	622
Intangible assets, net	24,895	1,610
Goodwill	95,066	2,158
Total assets	$151,589	$12,848

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,106	$547
Accrued expenses	2,347	1,087
Deferred revenue	371	113
Total current liabilities	4,824	1,747

Long-term liability - warrants	937	-
Deferred tax liability	39	-
Long-term debt - convertible notes	1,360	-

Stockholders’ equity:
Preferred stock	-	-
Common stock	790	281
Deferred stock-based compensation	(2,302)	-
Additional paid-in capital	253,473	106,805
Accumulated deficit	(107,532)	(95,985)
Total stockholders’ equity	144,429	11,101
Total liabilities and stockholders’ equity	$151,589	$12,848